Exhibit 99.1
WEX Inc. Announces Plans for Potential Debt Refinancing

PORTLAND, Maine--(BUSINESS WIRE)—March 15, 2021-- WEX Inc. (NYSE: WEX), a leading provider of corporate payment solutions (the “Company”), today announced that it is providing certain prospective lenders information for purposes of considering a potential refinancing of its credit facility, including among other things extending the maturity date of the tranche A term loans and revolving credit facility to 2026 and the tranche B term loans to 2028. There can be no assurance that the Company will be able to complete any such transaction, which would be subject to market and other customary conditions.

About WEX Inc.

Powered by the belief that complex payment systems can be made simple, WEX (NYSE: WEX) is a leading financial technology service provider across a wide spectrum of sectors, including fleet, travel and healthcare. WEX operates in more than 10 countries and in more than 20 currencies through more than 5,200 associates around the world. WEX fleet cards offer 15.8 million vehicles exceptional payment security and control; purchase volume in travel and corporate solutions was $20.9 billion in 2020; and the WEX Health financial technology platform helps 408,000 employers and 33.1 million consumers better manage healthcare expenses. For more information, visit www.wexinc.com.

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding: financial guidance and potential for providing the same; assumptions underlying the Company’s future financial performance; future growth opportunities and expectations; and expectations for the macro environment. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in this press release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. There can be no assurance that the Company will be able to complete the above discussed debt refinancing. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: the extent to which the coronavirus (COVID-19) pandemic and measures taken in response thereto adversely impact the Company’s business, results of operations and financial condition in excess of current expectations; the effects of general economic conditions on fueling patterns as well as payment and transaction processing activity; the impact of foreign currency exchange rates on the Company’s operations, revenue and income; changes in interest rates; the impact of fluctuations in fuel prices, including the impact of any continued reductions in fuel price and the resulting impact on the Company’s revenues and net income; the effects of the Company’s business expansion and acquisition efforts; potential adverse changes to business or employee relationships, including those resulting from the completion of an acquisition; competitive responses to any acquisitions; uncertainty of the expected financial performance of the combined operations following completion of an acquisition; the failure to complete or successfully integrate the Company's acquisitions; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from an acquisition; the Company’s ability to successfully acquire, integrate, operate and expand commercial fuel card programs; the failure of corporate investments to result in anticipated strategic value; the impact and size of credit losses; the impact of changes to the Company's credit standards; breaches of the Company’s technology systems or those of the Company's third-party service providers and any resulting negative impact on the Company's reputation, liabilities or relationships with customers or merchants; the Company’s failure to maintain or renew key commercial agreements; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; failure to successfully implement the Company's information technology strategies and capabilities in connection with its technology outsourcing and insourcing arrangements and any resulting cost associated with that failure; the actions of regulatory bodies, including banking and securities regulators, or possible changes in banking or financial regulations impacting the Company’s industrial bank, the Company as the corporate parent or other subsidiaries or affiliates; legal, regulatory, political and economic uncertainty surrounding the United Kingdom’s departure from the European Union; the impact of the transition from LIBOR as a

Exhibit 99.1
global benchmark to a replacement rate; the impact of the Company’s outstanding notes on its operations; the impact of increased leverage on the Company's operations, results or borrowing capacity generally, and as a result of acquisitions specifically; the impact of sales or dispositions of significant amounts of the Company’s outstanding common stock into the public market, or the perception that such sales or dispositions could occur; the possible dilution to the Company’s stockholders caused by the issuance of additional shares of common stock or equity-linked securities; the incurrence of impairment charges if the Company’s assessment of the fair value of certain of its reporting units changes; the uncertainties of litigation; as well as other risks and uncertainties identified in Item 1A of the Company’s Annual Report for the year ended December 31, 2020, filed on Form 10-K with the Securities and Exchange Commission on March 1, 2021. The Company's forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of this press release and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

CONTACT:

News media:
WEX Inc.
Jessica Roy, 207-523-6763
jessica.roy@wexinc.com

or

Investors:
WEX Inc.
Steve Elder, 207-523-7769
steve.elder@wexinc.com